                                                                    EXHIBIT 6(b)
[AIM LOGO APPEARS HERE]
A I M DISTRIBUTORS, INC.


                 SELECTED DEALER AGREEMENT
                 FOR INVESTMENT COMPANIES MANAGED
                 BY A I M ADVISORS, INC.

                 TO THE UNDERSIGNED SELECTED DEALER:

Gentlemen:

A I M Distributors, Inc., as the exclusive national distributor of shares of the common stock (the "Shares") of the registered investment companies listed on Schedule A attached hereto which may be amended from time to time by us (the "Funds"), understands that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), or, if a foreign dealer, that you agree to abide by all of the rules and regulations of the NASD for purposes of this Agreement (which you confirm by your signature below). In consideration of the mutual covenants stated below, you and we hereby agree as follows:

1 Sales of Shares through you will be at the public offering price of such Shares (the net asset value of the Shares plus any sales charge applicable to such Shares), as determined in accordance with the then effective prospectus used in connection with the offer and sale of Shares
    (the "Prospectus"), which public offering price may reflect scheduled variations in, or the elimination of, the Sales Charge on sales of the Funds' Shares either generally to the public or in connection with special purchase plans, as described in the Prospectus. You agree that you will apply any scheduled variation in, or elimination of, the Sales Charge uniformly to all offerees in the class specified in the Prospectus.

2 You agree to purchase Shares solely through us and only for the purpose of covering purchase orders already received from customers or for your own bona fide investment. You agree not to purchase for any other securities dealer unless you have an agreement with such other dealer or broker to handle clearing arrangements and then only in the ordinary course of business for such purpose and only if such other dealer has executed a Selected Dealer Agreement with us. You also agree not to withhold any customer order so as to profit therefrom.

3 The procedures relating to the handling of orders shall be subject to instructions which we will forward from time to time to all selected dealers with whom we have entered into a Selected Dealer Agreement. The minimum initial order shall be specified in the Funds' then current prospectuses. All purchase orders are subject to receipt of Shares by us from the Funds concerned and to acceptance of such orders by us. We reserve the right in our sole discretion to reject any order.

4 With respect to the Funds the Shares of which are indicated on the attached Schedule as being sold with a Sales Charge (the "Load Funds"), you will be allowed the concessions from the public offering price provided in the Load Funds' prospectus. With respect to the Funds, the Shares of which are indicated on the attached Schedule A as being sold with a contingent deferred sales charge (the "CDSC Funds"), you will be paid a commission or concession as disclosed in the CDSC Fund's then current prospectus. With respect to the Funds whose Shares are indicated on the attached Schedule as being sold without a Sales Charge or a contingent deferred sales charge
    (the "No-Load Funds"), you may charge a reasonable administrative fee. For the purpose of this Agreement the terms "Sales Charge" and "Dealer Commission" apply only to the Load Funds and the CDSC Funds. All commissions and concessions are subject to change without notice by us and will comply with any changes in regulatory requirements. You agree that you will not combine customer orders to reach breakpoints in commissions for any purpose whatsoever unless authorized by the Prospectus or by us in writing.

5   You agree that your transactions in shares of the Funds will be limited to
    (a) the purchase of Shares from us for resale to your customers at the public offering price then in effect or for your own bona fide investment,
    (b) exchanges of Shares between Funds, as permitted by the Funds' then current registration statement (which includes the Prospectus) and in accordance with procedures as they may be modified by us from time to time, and (c) transactions involving the redemption of Shares by a Fund or the repurchase of Shares by us as an accommodation to shareholders. Redemptions by a Fund and repurchases by us will be effected in the manner and upon the terms described in the Prospectus. We will, upon your request, assist you in processing such orders for redemptions or repurchases. To facilitate prompt payment following a redemption or repurchase of Shares, the owner's signature shall appear as registered on the Funds' records and, as described in the Prospectus, it may be required to be guaranteed by a commercial bank, trust company or a member of a national securities exchange.











                                                                            3/98

 6 Sales and exchanges of Shares may only be made in those states and jurisdictions where the Shares are registered or qualified for sale to the public. We agree to advise you currently of the identity of those states and jurisdictions in which the Shares are registered or qualified for sale, and you agree to indemnify us and/or the Funds for any claim, liability, expense or loss in any way arising out of a sale of Shares in any state or jurisdiction in which such Shares are not so registered or qualified.

 7 We shall accept orders only on the basis of the then current offering price. You agree to place orders in respect of Shares immediately upon the receipt of orders from your customers for the same number of shares. Orders which you receive from your customers shall be deemed to be placed with us when received by us. Orders which you receive prior to the close of business, as defined in the Prospectus, and placed with us within the time frame set forth in the Prospectus shall be priced at the offering price next computed after they are received by you. We will not accept from you a conditional order on any basis. All orders shall be subject to confirmation by us.

 8 Your customer will be entitled to a reduction in the Sales Charge on purchases made under a Letter of Intent or Right of Accumulation described in the Prospectus. In such case, your Dealer's Concession will be based upon such reduced Sales Charge; however, in the case of a Letter of Intent signed by your customer, an adjustment to a higher Dealer's Concession will thereafter be made to reflect actual purchases by your customer if he should fail to fulfil his Letter of Intent. When placing wire trades, you agree to advise us of any Letter of Intent signed by your customer or of any Right of Accumulation available to him of which he has made you aware. If you fail to so advise us, you will be liable to us for the return of any commissions plus interest thereon.

 9 You and we agree to abide by the Rules of Fair Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Your expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or a violation by you of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon notice received by you from us. You agree that it is your responsibility to determine the suitability of any Shares as investments for your customers, and that AIM Distributors has no responsibility for such determination.

10 With respect to the Load Funds and the CDSC Funds, and unless otherwise agreed, settlement shall be made at the offices of the Funds' transfer agent within three (3) business days after our acceptance of the order. With respect to the No-Load Funds, settlement will be made only upon receipt by the Fund of payment in the form of federal funds. If payment is not so received or made within ten (10) business days of our acceptance of the order, we reserve the right to cancel the sale or, at our option, to sell the Shares to the Funds at the then prevailing net asset value. In this event, or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby.

11 If any Shares of any of the Load Funds sold to you under the terms of this Agreement are redeemed by the Fund or repurchased for the account of the Funds or are tendered to the Funds for redemption or repurchase within seven (7) business days after the date of our confirmation to you of your original purchase order therefore, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We also agree to pay to the Fund the amount of our share of the Sales Charge on the original sale of such Shares.

12 Any order placed by you for the repurchase of Shares of a Fund is subject to the timely receipt by the Fund's transfer agent of all required documents in good order. If such documents are not received within a reasonable time after the order is placed, the order is subject to cancellation, in which case you agree to be responsible for any loss resulting to the Fund or to us from such cancellation.

13 We reserve the right in our discretion without notice to you to suspend sales or withdraw any offering of Shares entirely, to change the offering prices as provided in the Prospectus or, upon notice to you, to amend or cancel this Agreement. You agree that any order to purchase Shares of the Funds placed by you after notice of any amendment to this Agreement has been sent to you shall constitute your agreement to any such amendment.

14 In every transaction, we will act as agent for the Fund and you will act as principal for your own account. You have no authority whatsoever to act as our agent or as agent for the Funds, any other Selected Dealer or the Funds' transfer agent and nothing in this Agreement shall serve to appoint you as an agent of any of the foregoing in connection with transactions with your customers or otherwise.

15 No person is authorized to make any representations concerning the Funds or their Shares except those contained in the Prospectus and any such information as may be released by us as information supplemental to the Prospectus. If you should make such unauthorized representation, you agree to indemnify the Funds and us from and against any and all claims, liability, expense or loss in any way arising out of or in any way connected with such representation.


                                                                            3/98

16 We will supply you with copies of the Prospectuses and Statements of Additional Information of the Funds (including any amendments thereto) in reasonable quantities upon request. You will provide all customers with a Prospectus prior to or at the time such customer purchases Shares. You will provide any customer who so requests a copy of the Statement of Additional Information on file with the U.S. Securities and Exchange Commission.

17 You shall be solely responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by wire or telephone for purchases, exchanges or redemptions, and shall indemnify us against any claims by your customers as a result of your failure to properly transmit their instructions.

18 No advertising or sales literature, as such terms are defined by the NASD, of any kind whatsoever will be used by you with respect to the Funds or us unless first provided to you by us or unless you have obtained our prior written approval.

19 All expenses incurred in connection with your activities under this Agreement shall be borne by you.

20 This Agreement shall not be assignable by you. This Agreement shall be constructed in accordance with the laws of the State of Texas.

21 Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD.

22 This Agreement constitutes the entire agreement between the undersigned and supersedes all prior oral or written agreements between the parties hereto.


                              A I M DISTRIBUTORS, INC.


Date:                         By: X
     ------------------           ---------------------------------------

The undersigned accepts your invitation to become a Selected Dealer and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of prospectuses for use in connection with offers and sales of the Funds.

Date:                         By: X
     ------------------            --------------------------------------
                                   Signature

                                   --------------------------------------
                                   Print Name                   Title

                                   --------------------------------------
                                   Dealer's Name

                                   --------------------------------------
                                   Address

                                   --------------------------------------
                                   City                State       Zip





                       Please sign both copies and return one copy of each to:


                       A I M Distributors, Inc.
                       11 Greenway Plaza, Suite 100
                       Houston, Texas 77046-1173


                                                                            3/98

[AIM LOGO APPEARS HERE]
A I M DISTRIBUTORS, INC.


                          SCHEDULE "A" TO
                          SELECTED DEALER AGREEMENT


                                              Shares Sold       Shares Sold
          Fund                            With Sales Charges*    With CDSC**
--------------------------------------------------------------------------------
AIM Advisor Flex Fund                             Yes               Yes
AIM Advisor International Value Fund              Yes               Yes
AIM Advisor Large Cap Value Fund                  Yes               Yes
AIM Advisor MultiFlex Fund                        Yes               Yes
AIM Advisor Real Estate Fund                      Yes               Yes
AIM Aggressive Growth Fund                        Yes               No
AIM Asian Growth Fund                             Yes               Yes
AIM Balanced Fund                                 Yes               Yes
AIM Blue Chip Fund                                Yes               Yes
AIM Capital Development Fund                      Yes               Yes
AIM Charter Fund                                  Yes               Yes
AIM Constellation Fund                            Yes               Yes
AIM European Development Fund                     Yes               Yes
AIM Global Aggressive Growth Fund                 Yes               Yes
AIM Global Growth Fund                            Yes               Yes
AIM High Income Municipal Fund                    Yes               Yes
AIM Global Income Fund                            Yes               Yes
AIM Global Utilities Fund                         Yes               Yes
AIM High Income Municipal Fund                    Yes               Yes
AIM High Yield Fund                               Yes               Yes
AIM Income Fund                                   Yes               Yes
AIM Intermediate Government Fund                  Yes               Yes
AIM International Equity Fund                     Yes               Yes
AIM Limited Maturity Treasury Fund                Yes               No
AIM Money Market Fund                             Yes               Yes
AIM Cash Reserve Shares                           No                No
AIM Municipal Bond Fund                           Yes               Yes
AIM Select Growth Fund                            Yes               Yes
AIM Small Cap Opportunities Fund                  Yes               Yes
AIM Tax-Exempt Bond Fund of Connecticut           Yes               No
AIM Tax-Exempt Cash Fund                          No                No
AIM Tax-Free Intermediate Fund                    Yes               No


                                                                        3/98

                                              Shares Sold       Shares Sold
          Fund                            With Sales Charges*    With CDSC**
--------------------------------------------------------------------------------
AIM Value Fund                                    Yes               Yes
AIM Weingarten Fund                               Yes               Yes

A I M Distributors may from time to time make payments of finders fees or sponsor other incentive programs as described in the applicable fund prospectus and statement of additional information, which are incorporated herein by reference as they may be amended from time to time.

*Trades at $1 million and over breakpoint automatically subject to CDSC with exception of AIM Cash Reserve Shares, AIM Limited Maturity Treasury Fund, AIM Tax-Exempt Cash Fund and AIM Tax-Free Intermediate Fund.

**For all Funds sold with CDSC (includes Class B and Class C shares).


                           A I M Distributors, Inc.
                        11 Greenway Plaza, Suite 100
                          Houston, Texas 77046-1173

                                                                        3/98